UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

March 14, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company” or “AMN”) at the Company’s headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 18, 2007, at 8:30 a.m., Pacific Time. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying formal notice of the Annual Meeting and proxy statement.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2006 is enclosed. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AMN.

Very truly yours,

Susan R. Nowakowski
Chief Executive Officer & President

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 18, 2007 AT 8:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) will be held at the Company’s headquarters, located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130 on April 18, 2007 at 8:30 a.m., Pacific Time, for the following purposes:

(1)	To elect seven directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To approve amendments to the Company’s Equity Plan;

(3)	To ratify the selection by the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 19, 2007 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

March 14, 2007:	By Order of the Board of Directors,

Denise L. Jackson
Senior Vice President, General Counsel and Secretary
San Diego, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO

COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

PROXY STATEMENT

for Annual Meeting of Stockholders

to be held on April 18, 2007

General

This proxy statement and proxy card, which are first being mailed to the stockholders of AMN Healthcare Services, Inc. (the “Company” or “AMN”) on or about March 16, 2007, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of AMN for use at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the Company’s headquarters, located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, on April 18, 2007 at 8:30 a.m., Pacific Time, or at any subsequent time which may be necessary by any adjournment of the Annual Meeting.

Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR proposals (1), (2) and (3). Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy does, however, convey discretionary authority to the persons named in it to vote on such other business as may properly come before the Annual Meeting.

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), cannot be voted at the Annual Meeting unless the holder is present or represented by proxy.

Voting Securities

The Board of Directors, in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), has fixed the close of business on February 19, 2007 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 34,643,461 shares of Common Stock.

For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 1). The vote required for the approval of amendments to the AMN Healthcare Equity Plan (Proposal 2) is the affirmative vote of a majority of the voting power cast (in person or by proxy) by those entitled to vote on this proposal. In addition, in accordance with the NYSE rules, a majority of the outstanding shares must cast a vote on this proposal and the affirmative votes must constitute at least a majority of the quorum. An abstention from voting on the proposal will have the effect of a “no” vote. Under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. If brokers vote the shares absent these client instructions, the vote will be recorded as a broker non-vote. Accordingly, if a majority of the votes cast are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes”. The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Annual Meeting is required for ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007 (Proposal 3).

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not alone constitute the revocation of a proxy.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or if no directions are stated, for election of each of the seven nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board of Directors have nominated for election seven current directors of the Company. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee. Information with respect to the business experience and affiliations of the Company’s director nominees is set forth below.

Director Nominees:

Steven C. Francis, age 52, co-founded the Company’s predecessor, AMN Healthcare, Inc., in 1985. He is Chairman of the Company’s Board of Directors and has served as a director since 1985. He is also a member of the Company’s Executive Committee of the Board of Directors. Mr. Francis served as the Company’s Chief Executive Officer from June 1990 until May 2005, and as the Company’s Executive Chairman from May 2005 until July 2006. Mr. Francis served as the Company’s President from 1990 to 2003. Prior to 1985, Mr. Francis served in several management positions in the hospitality industry. In addition, he served in the Nevada State Assembly from 1983 to 1987 and was elected as the Majority Leader from 1985 to 1987. Mr. Francis serves as a board member of the San Diego Regional Economic Development Corporation, the San Diego Regional Chamber of Commerce, the San Diego YMCA, and is Chairman of Father Joe’s Villages, one of the largest private homeless shelter organizations in the United States. Mr. Francis is also founder and Chairman of the San Diego Institute for Policy Research.

Susan R. Nowakowski, age 42, joined the Company in 1990 and has been a director since September 2003. She serves as a member of the Company’s Executive Committee and has been the Company’s President since May 2003 and the Chief Executive Officer since May 2005. Ms. Nowakowski also served as the Company’s Chief Operating Officer from December 2000 through May 2005; as Secretary from October 2001 through May 2003; as Executive Vice President from January 2002 through May 2003; and as the Company’s Senior Vice President of Business Development from September 1998 to December 2000. Following the Company’s acquisition of Medical Express, Inc., she was additionally appointed President of Medical Express, Inc. in April 1999. She also served as the Company’s Chief Financial Officer and Vice President of Business Development from 1990 to 1993 and 1993 to 1998, respectively. Prior to joining the Company, Ms. Nowakowski worked as a financial analyst at a subsidiary of Eli Lilly & Co. and as the finance manager of BioVest Partners, a venture capital firm. Ms. Nowakowski also serves as a director of Playtex Products, Inc.

R. Jeffrey Harris, age 52, has served as a director of the Company since September 2005. Mr. Harris also serves as a member of the Company’s Audit and Compensation and Stock Plan Committees. Mr. Harris served as Of Counsel to Apogent Technologies Inc. from December 2000 through 2003, and served as Vice President, General Counsel and Secretary of Apogent Technologies Inc. from 1988 to 2000. He served as a director of Apogent Technologies from 2000 until 2004, when Apogent Technologies was acquired by Fisher Scientific International Inc. Mr. Harris also serves as a director of Playtex Products, Inc.

William F. Miller III, age 57, has served as a director of the Company since November 1999. Mr. Miller also serves as a member of the Company’s Audit Committee. He has previously served as a member of the Company’s Corporate Governance and Compensation and Stock Plan Committees. Mr. Miller is currently a director of HMS Holdings Corp., a healthcare information technology company, and served as CEO from 2000 to 2005. Mr. Miller also serves as a Partner of Highlander Partners L.P., a private equity firm. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, an emergency medical services company. Prior to joining EmCare, Mr. Miller held financial and management positions in the healthcare industry, including positions as chief executive officer and chief financial officer of various hospitals, and administrator/director of operations of a multi-specialty physician group practice. Mr. Miller also serves as a director of Lincare Holdings, Inc.

Andrew M. Stern, age 58, has served as a director of the Company since November 2001. Mr. Stern also serves as a member of the Company’s Corporate Governance and Compensation and Stock Plan Committees. He has previously served as a member of the Company’s Audit Committee. Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm, since 1983. Mr. Stern also serves as a director of Dallas National Bank, the Texas Healthcare Trustees Association, and Medical City Dallas Hospital, and serves as an advisory director of NeoSpire, Inc.

Paul E. Weaver, age 61, has served as a director of the Company since July 2006. Mr. Weaver also serves as a member of the Company’s Audit and Corporate Governance Committees. Mr. Weaver has served as a global partner of PricewaterhouseCoopers, LLP and was Chairman of the firm’s global technology practice group. He also served as vice-chairman of the firm, based in New York, responsible for all firm-wide revenue related activities. Mr. Weaver also serves on the boards of Gateway, Inc., Idearc, Inc., the Ellis Island/Statue of Liberty Foundation and the corporate advisory board of the University of Michigan Business School.

Douglas D. Wheat, age 56, has served as a director of the Company since November 1999, with the exception of a brief period from November 3, 2004 through November 16, 2004. Mr. Wheat is the Presiding Director of the Company’s Board of Directors and also serves as a member of the Company’s Executive and Compensation and Stock Plan Committees. He has previously served as a member of the Company’s Corporate Governance Committee. Mr. Wheat served as President of Haas Wheat & Partners, L.P., a private investment firm specializing in leveraged acquisitions, from 1992 through 2006. He also serves as Chairman of Foxbridge Partners, LLC, a private equity firm and as a director of Playtex Products, Inc.

Vote Required

The vote required for the election of directors is a plurality of the votes cast and entitled to vote on the election of directors, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE SEVEN (7) DIRECTOR NOMINEES NAMED ABOVE.

Corporate Governance

Corporate Governance Guidelines.    All of the Company’s corporate governance materials, including the Corporate Governance Guidelines and board committee charters and codes of ethics, are published in the Corporate Governance section of the Company’s web site at www.amnhealthcare.com. These materials also are available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted. Any modifications are reflected on the Company’s web site.

Director Independence.    The Board of Directors has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if the director does not qualify as independent under Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual; the director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services for the Company on a regular basis; or the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for the Company on a regular basis for which they receive compensation. The following relationships would not be considered to be material relationships that would impair a director’s independence: the director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company he or she serves as an executive officer; the director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer and such indebtedness is not past due; or the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts. The Board of Directors has determined that William F. Miller III, Andrew M. Stern, Douglas D. Wheat, R. Jeffrey Harris and Paul E. Weaver each meet the Company’s categorical standards for director independence.

Codes of Ethics.    The Company has adopted a Code of Business Conduct and Ethics (“Code”), and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers.

As described in the Code, the Company does not permit activities that give rise to conflicts of interest by directors, executive officers or employees. With regard to directors, the Corporate Governance Guidelines (“Guidelines”) establish directors’ duties to adhere to the Code, specifically including the policies on conflicts of interest expressed therein, and to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. The Guidelines further provide that the Company does not permit any director or executive officer, or their immediate family member (child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law), or any person sharing a household (other than a tenant or employee) (a “related person”) to enter into a transaction in which the Company is a participant, where (a) the amount involved exceeds $120,000; and (b) the related person had or will have a direct or indirect material interest without approval of the Board. The Company annually solicits information from directors and executive officers in order to monitor potential conflicts of interest and comply with Securities and Exchange Commission requirements regarding approval or disclosure of “related person transactions”.

Meetings of the Board of Directors and Certain Committees of the Board of Directors

During 2006, the Board of Directors met six times and took action by unanimous written consent three times. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board of Directors (during the periods that he or she served on such committees). Directors are also encouraged but not required to attend the Company’s Annual Meeting of Stockholders. Each of the Company’s directors at the time attended the Company’s 2006 Annual Meeting of Stockholders.

The Company has standing Audit, Corporate Governance, Compensation and Stock Plan and Executive Committees. The current functions and members of each committee are described below.

Audit Committee.    During 2006, the Audit Committee was composed of William F. Miller III, Andrew M. Stern, R. Jeffrey Harris and Paul E. Weaver. Mr. Stern served on the Audit Committee from January 1, 2006 through July 17, 2006. Mr. Weaver was appointed to the Audit Committee on July 17, 2006. The Audit Committee met eight times in 2006. The Board of Directors has determined that Messrs. Miller and Weaver satisfy the criteria for “an audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. All members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934 and Section 303A of the New York Stock Exchange Listed Company Manual.

The duties of the Audit Committee are set forth in its charter, which was adopted by the Board of Directors on October 17, 2001 and amended in September 2003 and February 2006. The Audit Committee is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company’s internal accounting controls and audited financial statements; (ii) reviews with the Company’s independent registered public accounting firm the scope of their audit, their report and their recommendations; (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them; and (iv) appoints the Company’s independent registered public accounting firm, subject to ratification by the Company’s stockholders.

Corporate Governance Committee.    During 2006, the Corporate Governance Committee was composed of Douglas D. Wheat, Andrew M. Stern, Kenneth F. Yontz and Paul E. Weaver. Mr. Wheat served on the Corporate Governance Committee from January 1, 2006 through July 17, 2006. Mr. Weaver was appointed to the Corporate Governance Committee on July 17, 2006. During 2006, the Corporate Governance Committee met four times. All members of the Corporate Governance Committee meet the standards for independence required by the New York Stock Exchange.

Committee Responsibilities.    The duties of the Corporate Governance Committee are set forth in its charter adopted by the Board of Directors in October 2001. The Corporate Governance Committee (i) identifies and recommends individuals qualified to become members of the Board of Directors; (ii) evaluates the corporate governance guidelines applicable to the Company; (iii) reviews the Board of Director’s performance on an annual basis; and (iv) makes recommendations with respect to potential successors to the Chief Executive Officer.

Director Nominee Procedures.    In evaluating and determining whether to recommend a person as a candidate for election as a director, the Committee considers the qualifications set forth in the Company’s corporate governance guidelines including issues of judgment, business and management experience (including financial expertise), leadership, strategic planning and diversity. The Committee also takes into account specific characteristics and expertise that the directors believe could enhance the diversity and effectiveness of the Board.

The Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from its directors, officers, shareholders or it may choose to engage a search firm. The Committee evaluates nominees on the basis of the criteria outlined in its Corporate Governance Guidelines and applies the same criteria to all candidates it considers, including any candidates submitted by shareholders. The Committee may also engage a third party to conduct or assist with the evaluation.

The Corporate Governance Committee will consider shareholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Corporate Governance Committee for election at the 2008 annual meeting, a shareholder must submit the recommendation in writing to the attention of the Company’s Secretary at the Company’s headquarters no later than November 16, 2007. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in the Company’s Corporate Governance Guidelines; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once the Company receives the recommendation, it will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Committee.

The Committee did not receive a recommendation for a director nominee from any shareholder during 2006.

Compensation and Stock Plan Committee.    During 2006, the Compensation and Stock Plan Committee was composed of Kenneth F. Yontz, William F. Miller III, Andrew M. Stern, R. Jeffrey Harris and Douglas D. Wheat. Mr. Miller served on the Compensation and Stock Plan Committee from January 1, 2006 through July 17, 2006. Mr. Wheat was appointed to the Compensation and Stock Plan Committee on July 17, 2006. The Committee met four times and took action by unanimous written consent four times in 2006.

The duties of the Compensation and Stock Plan Committee are set forth in its charter adopted in March 2004 and amended in February and December 2006. The Committee (i) reviews, administers, and where applicable, makes recommendations to the Board of Directors with respect to the compensation of all senior officers that report directly to the CEO and directors and the Company’s incentive compensation plans and equity-based plans; (ii) prepares the Compensation Committee Report required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement; (iii) oversees the preparation of the Company’s Compensation Disclosure and Analysis as required by the SEC to be included in the Company’s annual proxy statement and recommends its inclusion in the Proxy Statement to the Board of Directors; and (iv) evaluates the performance of the Chief Executive Officer.

The Committee is composed exclusively of non-employee, independent directors, none of whom has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements. All members of the Compensation and Stock Plan Committee meet the standards for independence required by the New York Stock Exchange. Our Compensation and Stock Plan Committee Charter is published on the Company’s web site at www.amnhealthcare.com under the Investors/Corporate Governance section.

The Committee periodically retains an independent consultant to assist the Committee in fulfilling its responsibilities. In 2005, the Committee engaged Pearl Meyer & Partners to assist in redesigning the Company’s Equity Plan, review of the Company’s cash compensation programs and appropriate compensation targets. Additionally, the Committee seeks the recommendations of the Chief Executive Officer in determining the compensation of the other named executive officers and the senior officers that directly report to the CEO.

Executive Committee.    During 2006, the Executive Committee was composed of Steven C. Francis, Douglas D. Wheat and Susan R. Nowakowski. The Executive Committee exercises the power of the Board of Directors in the interval between meetings of the Board of Directors. The Executive Committee met once and took action by unanimous written consent two times in 2006.

Executive Sessions of Non-Management Directors

The Board of Directors has regularly scheduled meetings during the year for non-management directors without management present. Prior to Mr. Francis’ resignation as Executive Chairman in July 2006, Douglas D. Wheat presided at regularly scheduled meetings of non-management directors during the 2006 fiscal year. During the latter half of 2006, either Mr. Francis, the Company’s Chairman, or Mr. Wheat presided at the meetings of non-management directors. It is anticipated that either Mr. Francis or Mr. Wheat will preside at meetings of non-management directors during the 2007 fiscal year. The non-management directors may meet without management present at such other times as determined by the Chairman or the Presiding Director.

Communications with the Board of Directors

The Board of Directors has established the following procedure for stockholders to communicate with members of the Board of Directors and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of the Company’s Secretary at the Company’s headquarters, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of all such communications and forwards any that the Secretary believes require immediate attention to the appropriate member or group of members of the Board, who determine how such communications should be addressed.

Non-Director Executive Officers

David C. Dreyer, age 51, joined the Company in September 2004 as Chief Financial Officer and Chief Accounting Officer. He also serves as the Company’s Treasurer. From 1997 to 2004, Mr. Dreyer worked as Chief Financial Officer and Chief Accounting Officer at Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to Sicor, Mr. Dreyer served in related senior financial positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. He is a Certified Public Accountant in California.

Denise L. Jackson, age 42, joined the Company in October 2000 and serves as Senior Vice President, General Counsel and Secretary. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation, a publicly traded real estate investment trust, serving as Vice President and Senior Counsel from 1998 to 2000. She is licensed as an attorney in California, the District of Columbia and Arizona.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

The Company believes that all of its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them in 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The Compensation and Stock Plan Committee of the Board of Directors (the “Committee”) is responsible for setting the compensation of our executive officers, named in the Summary Compensation Table on page 15, and officers that directly report to the Chief Executive Officer. The components of compensation for these officers consist of an annual base salary, cash incentives, equity incentives, severance arrangements and benefit plans.

Compensation Objectives

Our compensation program is designed to support our growth strategy of expanding our leadership position within the healthcare staffing sector in the U.S. The key components of our growth strategy include strengthening our relationships with hospital and healthcare facilities, expanding our network of qualified healthcare professionals, leveraging our business model to increase productivity, expanding service offerings through new staffing solutions and technology tools, capitalizing on strategic acquisition opportunities and attracting and retaining a strong management team to optimize our business model and execute our growth strategy.

We use a combination of cash and equity to support our strategic component objective of attracting and retaining a highly qualified management team. Specifically, we use this combination to provide strong incentives for management to achieve the company’s strategic and financial objectives by making a substantial amount of short and long term compensation dependent on Company performance.

Base Salary

The Committee generally reviews salaries of the executive officers and senior officers that directly report to the Chief Executive Officer on an annual basis. We consider a number of factors in this review, including the Company’s performance, both relative to the Company’s annual objectives and relative to the Company’s peers, the recommendations of the CEO (except with respect to her compensation), individual performance, responsibility and experience. These factors are considered in the context of each officer’s total compensation package and how each officer’s compensation compares to that of other officers who report to the CEO. We also consider these factors in the context of our benchmarks, which for base salary are a baseline at the 50th percentile and target at the 60th-65th percentiles of our peer group. We believe benchmarking for external comparability is important in supporting our growth strategy component of attracting and retaining a strong management team. We therefore generally strive to pay at our benchmarks when we believe performance, experience and other factors support it.

Cash Incentives

Our annual cash incentives are paid under the Senior Management Incentive Bonus Plan (the “Bonus Plan”), which incorporates our annual financial objectives. Prior to or at the beginning of each fiscal year, the Board sets financial targets for the Company’s performance that are then utilized by the Committee in establishing the targets under the Bonus Plan. These financial targets include targets for earnings before interest, taxes, depreciation and amortization (“EBITDA”)1 and earnings per share (“EPS”). The Committee uses EBITDA as a performance measure because that is the measure management uses to focus the Company on profitability. The Committee also uses EPS as a metric to align management’s interests with the interests of stockholders who often use EPS as an important measure of performance.

Each named executive officer has a target bonus for the fiscal year. The target bonus is a percentage of his or her base salary that is earned if the Company achieves its target EBITDA and EPS performance levels. The actual bonus paid to an individual depends on the performance of the Company as compared to the targets.

Each officer’s target bonus percentage is reviewed and set in connection with the annual base salary review. The factors the Committee considers in setting the individual bonus percentages include the Company’s performance, both relative to the Company’s annual objectives and relative to the Company’s peers, the recommendation of the CEO (except with respect to her percentage), individual performance, responsibility and experience, and the amount of the potential bonus under various performance scenarios. As with base salary, these factors are considered in the context of each officer’s total compensation package and internal comparability. The Committee also considers these factors in the context of its benchmarks. The Committee’s benchmark for total cash compensation (salary and bonus) is the 65th percentile at target performance level and the 75th percentile for performance at 107%-110% of target.

Equity Incentives

We grant equity awards, with various vesting parameters, to incentivize management to have a longer term perspective in supporting our growth strategy and to meet our financial objectives on a sustained basis. We believe that management’s success in executing the growth strategy and consistently meeting our financial objectives will provide longer-term returns to our shareholders.

Generally, we grant equity awards on an annual basis immediately after our annual stockholders meeting. Each executive receives a grant based on a number of factors, including the recommendation of the CEO (except with respect to her grant), the Company’s performance and individual performance, responsibility and experience. As with other forms of compensation, we consider these factors in the context of each officer’s total compensation package and internal comparability. We also consider these factors in the context of our benchmark, which is the 75th percentile (measured by value) for equity grants. We generally strive to grant at levels close to the benchmark when performance, experience and other factors support it. We believe that our

[1]	EBITDA Reconciliation and Supplemental Financial and Operating Data can be found in the Company’s press release reporting fourth quarter and year end 2006 results, issued March 1, 2007.

objective of attracting and retaining high quality management is advanced with this approach because as a result management will be rewarded for successful execution of the growth strategy when it is positively reflected in the price of our stock. Conversely, when there is not stock appreciation, the value of the equity awards will be negatively impacted.

Severance Arrangements and Benefit Plans

We have employment or severance agreements with each of our executive officers as well as benefit plans that cover them, including a 401(k) Savings Plan and an Executive Nonqualified Excess Plan. The severance agreements and benefit plans have been structured to be competitive based on national market data, and thus support our strategy component of attracting and retaining strong management.

Benchmarking

The Committee uses survey data as an element of its compensation reviews to understand the Company’s position within the marketplace for management talent, and to assist it in making compensation decisions that will support the Company’s strategic objective component of attracting and retaining a strong management team. When setting base salary levels for the officers for 2006, the Committee referenced a blend of data compiled by Pearl Meyer & Associates, the consulting firm engaged by the Committee in 2005, from peer information and four national surveys with benchmark comparisons selected from companies in the $600-$700 million revenue range. The Chief Executive Officer also considered the information supplied by the Committee’s consultant in connection with her recommendations for base salaries. The Committee referenced information supplied by Pearl Meyer & Partners as to appropriate target levels and the overall compensation package for each officer position in establishing the cash and equity incentive compensation components for 2006.

We revised our peer group in late 2006 because of the expansion of our service offerings and significant increases in revenue, net income and market capitalization during the year. We utilized this new peer group, comprised of companies from the staffing, healthcare service and business services industries, to establish benchmarks for reference for base salaries and bonus targets for our officers in 2007. This new peer group consists of the following companies: Administaff, Inc., Amerigroup Corp., CDI Corp., Cross Country Healthcare, Inc., Gentiva Health Services, Inc., Gevity HR, Inc., Heidrick & Struggles International, Inc., KForce, Inc., Korn Ferry International, Labor Ready, Inc., Maximus, Inc., Molina Healthcare, Inc., MPS Group, Inc., NCO Group, Inc., Psychiatric Solutions, Inc., Spherion Corp., and Weststaff, Inc.

Compensation Program Components

Our direct compensation programs for officers consists of four main components: (1) base salary; (2) an annual incentive performance bonus; (3) equity incentives; and (4) retirement, health plans and related compensation arrangements, including participation in a non-qualified deferred compensation excess savings plan and severance arrangements. The program uses a combination of cash and equity to support our management attraction and retention objectives. It is also designed to provide strong incentives for management to achieve the Company’s strategic and financial objectives by making a substantial amount of compensation dependent upon Company performance. Cash incentives under our Bonus Plan are intended to focus management on our short term annual financial goals, while equity incentives under our Equity Plan are intended to promote a longer term growth perspective.

Base salary and other compensation

The Committee reviews each named executive officer’s base salary on an annual basis, and will consider changes to a named executive officer’s compensation at other times if a change in the scope of the named executive officer’s responsibilities justifies such consideration. In setting salaries, the Committee considers a number of factors, including the Company’s performance and individual performance, responsibility and experience. Company performance is considered in relation to annual objectives and to peers. The Committee also considers the recommendations of the CEO, who does not provide a recommendation for herself. The CEO’s recommendations are based on the same factors as those considered by the Committee, and are especially insightful with respect to individual performance and responsibility levels. The Committee considers these factors in the context of the officer’s total compensation, including bonuses, equity and benefits. The Committee also considers these factors in the context of its benchmarks, which for base salary are a baseline at the 50th percentile with target at the 60th-65th percentiles. The Committee believes benchmarking for external comparability is important in supporting the Company’s growth strategy component of attracting and retaining strong management, and the Committee strives to pay at levels close to the benchmarks when it believes performance, experience and other factors support it.

The Summary Compensation Table on page 15 reflects the base salary levels for the named executive officers in 2006. When setting the salary levels for 2006, the Committee considered the factors noted in the previous paragraph for each executive. Of note in the Committee’s review were the achievement of the Company’s financial targets, and the advancement of the Company’s growth strategy through the acquisition of The MHA Group, Inc. (“MHA”). Of note with respect to Mr. Francis, was his change in role from CEO to Executive Chairman in 2005, and his change from Executive Chairman to non-executive Chairman in 2006.

In December 2006, the Committee reviewed and set annual salary levels for the Company’s named executive officers, effective January 1, 2007, as follows: Ms. Nowakowski, Chief Executive Officer and President, $675,000; Mr. Dreyer, Chief Financial Officer, Chief Accounting Officer and Treasurer, $390,000; and Ms. Jackson, Senior Vice President, General Counsel and Secretary, $310,000. When setting these salaries, the Committee considered the factors noted above for each officer. Of note in the Committee’s review were the performance of the company in relation to its financial goals and in relation to its peers, the advancement of the Company’s growth strategies through the successful integration of MHA and the implementation of certain important strategic initiatives.

Bonus Plan

Our Bonus Plan, approved by our stockholders in May 2003, provides incentives and rewards to the officers for achievement of annual financial goals. The Committee administers the Bonus Plan. Under the Bonus Plan, subject to the Board of Director’s approval, for each calendar year, the Committee designates which participants are eligible for an award, the performance criteria for the award and the maximum award.

The annual performance bonus is designed to reward the officers (other than Steven C. Francis, who did not participate in the Bonus Plan in 2006 because of a change in his role) only if the Company achieves its internal financial goals and the officer achieves his or her individual objective performance goals, where applicable. The design of the Bonus Plan reflects the Committee’s belief that a significant portion of annual compensation of each officer should be dependent on the financial performance of the Company.

Bonus Plan participants are eligible to receive a cash bonus equal to a predetermined percentage of their base salary, and can earn a percentage range of their targeted amount, with certain thresholds and caps, depending on the amount by which the Company falls short of or exceeds the financial targets set by the Committee.

The financial targets used by the Committee are the same as the financial targets set by the Board with respect to the Company’s annual operating plan. The targets are performance levels for EBITDA and EPS. The Committee uses EBITDA as a performance measure because it is the measure that the Board and management use to focus the Company on profitability. The Committee also uses EPS as a metric to align management’s interests with the interest of stockholders who often use EPS as an important measure of performance. Certain officers also have individual performance targets. For the CEO and CFO, 70% of their bonus is based on EBITDA and 30% of the bonus is driven by EPS. For the General Counsel, EBITDA accounts for 70% of the bonus, EPS 25% and individual performance metrics are 5%.

Each officer in the Bonus Plan has a target bonus for the fiscal year. The target bonus is a percentage of his or her base salary that is earned if the Company achieves its target EBITDA and EPS performance levels, and if applicable, the individual achieves her individual target metric. Disregarding the individual performance metrics, for 2006, potential bonuses ranged from zero to twice the target bonus as follows: zero bonus if the Company achieves less than 90% of its target performance; 4%—22% if the Company achieves 90% (the minimum bonus trigger) of its target performance; 100% of the target bonus if the Company achieves its target performance; and twice the target bonus (the maximum for 2006) if the Company achieves 110% or more of the EBITDA target performance and 107% or more of the EPS target performance. Each officer’s target bonus salary percentage is reviewed and set in connection with the annual base salary review. The factors the Committee considers in setting the individual bonus percentages include the Company’s performance, both relative to the Company’s annual objectives and relative to the Company’s peers, the recommendation of the CEO (except with respect to her percentage), individual performance, responsibility and experience, and the amount of the potential bonus under various performance scenarios. As with base salary, these factors are considered in the context of each officer’s total compensation package and internal comparability. The Committee also considers these factors in the context of its benchmarks. The Committee’s benchmark for total cash compensation (salary and bonus) is the 65th percentile at the target performance levels and the 75th percentile and above for performance at 107%—110% of target levels.

For 2006, the named executive officers’ potential target bonus percentages ranged from 40 percent to 55 percent of base salary, and the maximum potential percentages for the named executive officers ranged from 80 percent to 110 percent of base salary. The 2006 Company performance targets bonus targets were established in February 2006 and are reflected in the Grants of Plan Based Awards Table on page 17. The EPS goal for 2006 was $0.90 (excluding stock compensation expense) and the EBITDA goal was $77,936,000. The Company exceeded both the EPS and EBITDA targets for 2006 by 117% each, which is above the maximum payout level of 107% and 110%, respectively. Accordingly, bonuses based on the Company performance targets were paid at the maximum level. The bonuses earned in 2006 are reflected in the Summary Compensation Table under Non-Equity incentive Plan Compensation. All bonuses paid are fully deductible by the Company because our Bonus Plan complies with Section 162(m) of the Internal Revenue Code and has been approved by our stockholders.

The 2007 Company performance targets for bonus awards were established in December 2006 as reflected in the Grants of Plan Based Awards Table. The named executive officers’ bonuses for 2007 are again tied to the Company’s EPS and EBITDA and are based 30% on EPS and 70% on EBITDA. Our named executive officers will receive a bonus for 2007 performance if (i) we achieve an EPS of $1.026 or (ii) we achieve $87,907,000 in EBITDA. The named executive officers will receive their target bonus for 2007 if EPS and EBITDA target measures of $1.14 and $97,674,000, respectively, are achieved.2

In 2007, the named executive officers’ potential target bonus percentages range from 50-100 percent of base salary for Mr. Dreyer and Ms. Jackson and 55-110 percent of base salary for Ms. Nowakowski if the Company achieves EBITDA performance of 110-114 percent of target and EPS performance of 107 percent of target or higher. For 2007, the Committee has added further incentive for performance above operating plan objectives. Named executive officers will receive an additional bonus of 30% of base salary if the Company achieves at least 115% of the target EBITDA and EPS levels. This additional bonus will not, however, be paid unless and until the Company achieves at least the same level of EBITDA and EPS performance in 2008 as it achieves in 2007.

The Committee has the power to amend the Bonus Plan at any time and may amend any outstanding award granted under the Bonus Plan. However, the Committee may not adopt any amendment without the approval of the Company’s stockholders if the effect of such amendment would affect the tax deduction of those bonus payments.

[2]	The described targets are for purposes of our Bonus Plan and are not intended to be and should not be construed as guidance of our estimated financial performance.

Equity Incentives

On April 12, 2006, we established the AMN Healthcare Equity Plan (“Equity Plan”), which was approved by our stockholders. Awards based on our common stock that may be issued under the Equity Plan include stock options, stock appreciation rights, unrestricted stock, restricted stock and restricted stock units. The Equity Plan is administered by the Committee. The Equity Plan replaces our prior stock option plans, which consisted of (1) the 1999 Performance Stock Option Plan; (2) the 1999 Super Performance Stock Option Plan and (3) the Stock Option Plan. Adoption of the Equity Plan did not increase the number of shares allocated under our prior stock option plans, as the number of shares available under the Equity Plan at the time of its adoption equaled the number of shares authorized but not yet issued under the prior stock option plans, plus any subsequently forfeited shares under the Stock Option Plan. The Committee believes the availability of alternative types of equity awards under the Equity Plan enables more efficient use of equity compensation.

Awards under the Equity Plan have a maximum contractual life of ten years. Exercise prices, where applicable, are determined at the time of grant, and shall be no less than Fair Market Value. Fair Market Value is defined in the Equity Plan as the mean between the highest and lowest sales prices for our common stock reported on the New York Stock Exchange on the trading day prior to the grant date of the equity award.

Generally, we have granted equity awards on an annual basis at Board and Committee meetings either at the beginning of the year, as we did in 2002, or at the time of our annual stockholders meeting as we have done since 2003. In addition to these annual grants, we have granted equity awards to key employees upon their initial employment or promotion. We plan to continue this equity award practice in 2007. Additionally, the Committee has authorized our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant being the effective date of the grantee’s promotion or commencement of employment. The Committee ratifies all equity awards made by the CEO pursuant to this delegation of authority. Prior to the adoption of our Equity Plan and the delegation of this limited authority to the CEO, the Committee administered all equity awards, and the awards were ratified by the Company’s Board of Directors. We do not have any practice to time the grant of equity awards pursuant to the Equity Plan in conjunction with the release of material non-public information.

The Committee considered a number of factors in determining each award under the Equity Plan in 2006 to each named executive officer, including the recommendation of the CEO (except with respect to her grant), the Company’s performance, and the individual’s performance, responsibility and experience and information obtained from Pearl Meyer & Partners. These factors were considered in the context of each officer’s total compensation and internal comparability. These factors were also considered in the context of our benchmark which is the 75th percentile (measured by value) for equity grants. We generally strive to grant at levels close to the benchmark when performance, experience and other factors support it. The value of the actual equity award grants to the Company’s executive officers ranged from the 41.5% to 85.4% compared to the Company’s peer group, based on the information obtained from the peer group’s SEC filings.

The equity awards granted in 2006, including grant size and components, were designed with the assistance of Pearl Meyer & Partners and included both restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). The Committee granted SARs, rather than other appreciation-based equity such as options, because SARs are less dilutive to our stockholders. The Committee elected to award RSUs rather than other full value stock awards such as restricted stock after consideration of the tax impact on employees and administrative factors. We used a mix of SARs and RSUs, payable in stock, to reduce dilution to our stockholders and to manage our compensation expense. The equity awards to our executive officers were more heavily weighted with RSUs.

Our SAR awards entitle the holder to receive, upon exercise after the end of the vesting period, shares of the Company’s common stock equal in value to the difference between the exercise price of the SAR, which is set at the date of grant, and the Fair Market Value of the Company’s common stock on the date of exercise. The SARs vest ratably over a three-year period, with one third of the awards vesting annually. SARs, similar to stock options, focus management’s attention on our stock price and the creation of both short-term and long-term value.

The RSUs are full value awards and entitle the holder to receive, at the end of the vesting period or a later date if previously elected under the Company’s Deferred Compensation Plan, a specified number of shares of our common stock. The RSUs vest at the end of three years; however, one-third of the awards may vest on each of the first and second anniversary dates if the EBITDA targets under the annual operating plan are met. The accelerated performance vesting feature is intended to focus management on achieving our short-term financial objectives along with long-term stock appreciation. The accelerated vesting feature of the 2006 RSU grants was triggered because the Company achieved beyond the 2006 EBITDA target of $77,900,000 established under the Company’s annual operating plan.

The amount of and further detail regarding the terms of the RSUs and SARs granted to the named executive officers in 2006 are described in the Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year End tables on pages 17 and 19, respectively.

As of December 31, 2006, 370,573 SARs and 255,394 RSUs are outstanding under the Equity Plan, net of forfeitures. For the past three years, we have granted equity awards to our directors, officers and key employees in the following aggregate amounts: 1,079,000, 986,750 and 648,277 in 2004, 2005, and 2006, respectively. A total of 140,058 shares remain available for issuance under the Equity Plan as of December 31, 2006. We are seeking to increase the number of shares of our common stock reserved for issuance under the Equity Plan by 3,000,000, as set forth in Proposal No. 2 in this Proxy Statement.

Retirement and Health Plans; Employment and Severance Agreements,

We offer all of our employees, including our named executive officers, a 401(k) Savings Plan to which we contribute 50% up to the first six percent of the compensation contributed to the plan each pay period by the employee up to the statutory cap. Our matching contributions are subject to a graduated vesting schedule. We offer healthcare insurance and other welfare and employee benefit programs to our named executive officers which are generally the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong management. We analyze the competitiveness of our welfare and employee benefit programs on an annual basis based on national and regional data. Specifically, in establishing our health plans for 2006, we analyzed data from the 2004 Mercer national survey of employer-sponsored health plans by industry, region and company size. With respect to our 401(k) Plan, we review national survey data for service industries in benchmarking our vesting and matching schedules.

We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan3 (“Deferred Compensation Plan”) in order to assist members of our management, including the executive officers, to defer some compensation for tax purposes. The Deferred Compensation Plan was initially adopted because a market review determined that a deferred compensation plan was a prevalent component of executive compensation. The Deferred Compensation Plan is not intended to be tax qualified and is an unfunded plan.

Deferred Compensation Plan participants may defer up to 80% of base salary and up to 100% of bonus and RSU awards. The Company reviewed benchmarking data in establishing the deferred compensation limits. The Company makes discretionary matching contributions to the Deferred Compensation Plan of 50% up to the first

[3]

The Company adopted an Executive Nonqualified Excess Plan in January 1, 2002. To comply with newly enacted legislation, allow additional key employees to participate in the Deferred Compensation Plan and increase the amounts eligible for deferral, the Company adopted the 2005 Amended and Restated Executive Nonqualified Excess Plan. All deferred compensation contributions after January 1, 2005 are made to the 2005 Amended and Restated Executive Nonqualified Excess Plan.

six percent of the employee’s cash compensation that vest incrementally so that the employee is fully vested in the match following five years of employment with the Company. The Company match is coordinated with the Company’s match to the 401(k) Plan such that each plan participant receives an aggregate total match of 50% of the first six percent of the participant’s cash compensation contributed under the two plans. Plan participants choose from a menu of investment options.

The Company is a party to certain agreements with its named executive officers which provide for post-termination compensation as discussed following the Nonqualified Deferred Compensation table on page 21. The Company entered into these agreements in support of its objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, external advice and the Committee members’ experience. We also considered these factors in providing the tax gross-up provision in Ms. Nowakowski’s employment agreement.

Perquisites

The Company generally does not provide its named executive officers with perquisites. In 2006, Mr. Dreyer received $17,938 in additional compensation intended to compensate him for mileage on his vehicle. Mr. Dreyer was compensated mileage through December 31, 2006, in lieu of a relocation package.

Compensation and Stock Plan Committee Report

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended that it be included in the Company’s Annual Report on Form 10-K and Proxy Statement.

Compensation and Stock Plan Committee Members

Kenneth F. Yontz

R. Jeffrey Harris

Andrew Stern

Douglas Wheat

Executive Compensation Disclosure

Summary Compensation Table

The following table shows, for the fiscal year ended December 31, 2006, the compensation earned or accrued by our named executive officers:

	SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)	Total($)
Steven C. Francis[4] Executive Chairman	2006	188,530	—	24,147	1,064,869	—	25,263	1,302,809

Susan R. Nowakowski PEO[5], President and Chief Executive Officer	2006	550,000	—	239,083	906,652	605,000	28,731	2,329,466

David C. Dreyer PFO[6], Chief Financial Officer, Chief Accounting Officer & Treasurer	2006	348,000	—	79,284	397,970	313,200	35,003	1,173,457

Denise L. Jackson Senior Vice President, General Counsel & Secretary	2006	260,000	—	49,286	275,060	208,000	10,302	802,648

[4]

Mr. Francis served as the Company’s Chief Executive Officer during 2003, 2004 and from January 1, 2005 through May 3, 2005. He served as the Company’s Executive Chairman from May 4, 2005 through July 17, 2006. Mr. Francis resigned his executive officer position of Executive Chairman on July 17, 2006, and was paid at his annual salary level from January 1, 2006 through July 17, 2006. Mr. Francis continues to serve as Chairman of the Company’s Board of Directors and compensation of $25,000 for his service as a director from July 17, 2006 through December 31, 2006 is included in “All Other Compensation”.

[5]

“PEO” refers to the Company’s principal executive officer. Ms. Nowakowski has served as the Company’s Chief Executive Officer since May 4, 2005 and President since May 2003. She also served as the Company’s Chief Operating Officer during 2003, 2004, and from January 1, 2005 through May 3, 2005.

[6]

“PFO” refers to the Company’s principal financial officer. Mr. Dreyer has served as the Company’s Chief Financial Officer and Chief Accounting Officer since September 2004, and as the Company’s Treasurer since April 12, 2006.

“Salary” is comprised of the cash salary paid to the named executive officers during 2006. The Committee reviewed and set annual salary levels for the Company’s named executive officers at the end of 2005, effective January 1, 2006. These salary amounts include deferred compensation for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of $133,731, $64,124, and $5,181, respectively.

“Stock Awards” reflect the portion of RSUs granted to the executive officers in April 2006 and recognized by the Company as a compensation expense in fiscal year 2006 in accordance with the provisions of revised Statement of Financial Accounting Standards (“SFAS”) No. 123, (“FAS 123R”) Share-Based Payment disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

“Option Awards” represent the portion of options and SARs granted from 2002 to 2006 and recognized by the Company as a compensation expense in fiscal year 2006 in accordance with FAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts expensed for Mr. Francis’ option and SAR awards are comprised of $44,519 for options granted in 2002, $260,512 for options granted in 2003, $380,598 for options granted in 2004, $353,455 for options granted in 2005 and $25,784 for SARs granted in 2006. The amounts expensed for Ms. Nowakowski’s option and SAR awards are comprised of $13,356 for options granted in 2002, $156,307 for options granted in 2003, $304,478 for options granted in 2004, $348,883 for options granted in 2005 and $83,628 for SARs granted in 2006. The amounts expensed for Mr. Dreyer’s option and SAR awards are comprised of $143,642 for options granted in 2004, $218,052 for options granted in 2005 and $36,276 for SARs granted in 2006. The amounts expensed for Ms. Jackson’s option and SAR awards are comprised of $4,897 for options granted in 2002, $39,077 for options granted in 2003, $95,149 for options granted in 2004, $113,387 for options granted in 2005 and $22,550 for SARs granted in 2006. See the footnotes to the Company’s Condensed Consolidated Financial Statement reported in the Company’s Form 10-K for fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards granted during fiscal year 2006.

“Non-Equity Incentive Plan Compensation” is comprised of cash awards made to the named executive officers pursuant to the Company’s Bonus Plan. The Bonus Plan goals for the 2006 performance period (the 2006 calendar year) for the named executive officers were a matrix of certain levels of EPS, EBITDA, and individual objective performance measures for certain individuals. The Company performed above the target level, and based on the EPS and EBITDA performance targets approved by the Committee for 2006, the named executive officers earned bonuses ranging from 80% to 110% of base salary as follows: Ms. Nowakowski, 110%; Mr. Dreyer, 90%; and Ms. Jackson, 80%.

“All Other Compensation” consists of compensation received from employer matching contributions to the Company’s Executive Non-Qualified Excess Plan, the Company’s 401(k) Plan and life insurance premiums paid by the Company for each named executive officer. Additionally, mileage reimbursement for Mr. Dreyer totaling $17,938 and director fees totaling $25,000 for Mr. Francis are included in these amounts.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2006:

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # Of Shares Of Stock Or Units(#)[7] (i)	All Other Option Awards: # Of Securities Under- lying Options(#)[8] (j)	Exercise Or Base Price Of Option Awards ($/SH) (k)	Grant Date Fair Value of Stock and Options Awards($)
		Thresh- old($) (c)	Target($) (d)	Maxi- mum($)[9] (e)	Thresh- old($) (f)	Target($) (g)	Maxi- mum($) (h)
Steven C. Francis	04/12/06	—	—	—	—	—	—	5,555	4,445	18.03	135,806

Susan R. Nowakowski	02/06/06	121,000	302,500	605,000
	04/12/06				—	—	—	55,000	43,250	18.03	1,338,515
	12/12/06	148,500	371,250	945,000

David C. Dreyer	02/06/06	62,640	156,600	313,200
	04/12/06				—	—	—	18,239	18,761	18.03	479,312
	12/12/06	78,000	195,000	507,000

Denise L. Jackson	02/06/06	41,600	104,000	208,000
	04/12/06				—	—	—	11,338	11,662	18.03	297,953
	12/12/06	62,000	155,000	403,000

Non-Equity Incentive Plan Awards:

“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflects the 2006 threshold, target and maximum awards available under our Bonus Plan, tied to achievement of EBITDA and EPS targets by the Company in 2006 as well as individual objective performance measures for certain individuals. The targets were established by the Committee on February 6, 2006. Threshold awards assume achievement of 90% of target EBITDA and EPS levels, and the maximum awards assume achievement of 110% or more of target EBITDA level and 107% or more of the target EPS level. The Bonus Plan is described in detail in the Compensation Discussion and Analysis section of this proxy statement. The Company exceeded the maximum targets in 2006 and the actual 2006 bonus earned by each named executive officer is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amounts reflected above are estimated amounts determined at the time of grant.

“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” also reflects the 2007 threshold, target and maximum awards available under our Bonus Plan, tied to achievement of EBITDA and EPS targets by the Company in 2007. The targets were established by the Committee on December 12, 2006. Threshold awards assume achievement of 90% of target EBITDA and EPS levels, and the maximum awards assume achievement of 115% of the target EBITDA and EPS levels. This plan is described in detail in the Compensation Discussion and Analysis section of this proxy statement. The amounts reflected above are estimated amounts determined at the time of grant.

[7]	Comprised of RSUs granted pursuant to the Company’s Equity Plan.

[8]	Comprised of SARs granted pursuant to the Company’s Equity Plan.

[9]

The maximum award includes (i) a bonus equal to 100 to 110% of the named executive officers’ respective base salary if the Company achieves 110% of its target EBITDA and 107% EPS levels and (ii) with respect to the 2007 bonus performance period, an “additional bonus” of 30% of their respective base salary if the Company achieves at least 115% of the target EBITDA and EPS levels. This additional 2007 bonus will not, however, be paid unless and until the Company achieves at least the same level of EBITDA and EPS performance in 2008 as it achieves in 2007.

Equity Incentive Plan Awards:

“All Other Stock Awards” reflect the number of RSUs granted by the Company on April 12, 2006 to each named executive officer pursuant to the Equity Plan. With the exception of the grants to Mr. Francis, the RSUs vest on April 12, 2009, provided, however, pursuant to the terms of the grant agreement, 33% of the RSUs shall vest on an accelerated basis on May 12, 2007 should the Company achieve or exceed specified EBITDA target for fiscal year 2006 and 34% on April 12, 2008 should the Company achieve or exceed specified EBITDA target for fiscal year 2007. The Company achieved its 2006 EBITDA target; accordingly 33% of the RSUs will vest on May 12, 2007. The settlement date of the RSUs is the vesting date unless the grantee otherwise elects a later date under the terms of the Deferred Compensation Plan.

For Mr. Francis, 33% of the RSUs vest on the earlier of the first anniversary of the grant date or the date of the Company’s 2007 Annual Meeting of Stockholders which is scheduled for April 18, 2007, 34% of the RSUs vest on the earlier of the second anniversary of the grant date or the date of the Company’s 2008 Annual Meeting of Stockholders and 33% of the RSUs vest on the earlier of the third anniversary of the grant date or the date of the Company’s 2009 Annual Meeting of Stockholders.

“All Other Option Awards” reflects the number of shares underlying SARs granted by the Company on April 12, 2006 pursuant to the Equity Plan, to be settled in stock, to each named executive officer in the amounts reflected in the Grants of Plan-Based Awards Table. The SARs have an exercise price of $18.03 per share, vest over three years on the anniversary date of the grant in increments of 33%, 34% and 33%, respectively (with the exception of Mr. Francis whose SARs vest 100% on the earlier of the Company’s 2007 Annual Meeting of Stockholders or the first annual anniversary of the grant date), and have a term of ten years unless earlier terminated in accordance with the Plan or the applicable SAR agreement.

The fair value as of the grant date on April 12, 2006 for each equity award is comprised of the SARs valued at $8.02 using the Black-Scholes pricing model and $18.03 for the RSUs which represents the fair market value as defined under the Equity Plan on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2006. The equity awards represented in the table are comprised of stock options, RSUs and SARs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Steven C. Francis	200,000 —	— 50,000 100,000 50,000 4,445	22.98 9.68 14.94 15.47 18.03	01/17/2012 05/08/2013 05/18/2014 09/28/2015 04/12/2016	5,555	$152,985
Susan R. Nowakowski	9,405 60,000 90,000 80,000 50,000 —	— — 30,000 80,000 150,000 43,250	6.68 22.98 9.68 14.94 14.86 18.03	12/13/2010 01/17/2012 05/08/2013 05/18/2014 05/04/2015 04/12/2016	55,000	$1,514,700
David C. Dreyer	50,000 31,250 —	50,000 93,750 18,761	11.83 14.86 18.03	09/20/2014 05/04/2015 04/12/2016	18,239	$502,302
Denise L. Jackson	11,000 — 2,500 16,250 —	— 7,500 25,000 48,750 11,662	22.98 9.68 14.94 14.86 18.03	01/17/2012 05/08/2013 05/18/2014 05/04/2015 04/12/2016	11,338	$312,249

Option Awards:

“Option Awards” are comprised of stock options and SARs. The SARs were granted in 2006 and the stock options were granted prior to 2006. The column, “Number of Securities Underlying Unexercised Options Exercisable”, represents the number of fully exercisable stock options which have been granted to the named executive officers, but have not been exercised. The column, “Number of Securities Underlying Unexercised Options Unexercisable”, represents the number of stock options and SARs which have been granted to the named executive officers, but have not yet vested and are therefore unexercisable. The column, “Option Exercise Price”, represents the price which the named executive officer must pay per equity unit to exercise the stock options or SARs. The column, “Option Expiration Date”, reflects the expiration date for the exercise of the stock options or SARs and is set ten years after the applicable grant date.

Stock Awards:

“Stock Awards” consist of RSUs granted pursuant to the Equity Plan in 2006. The column, “Number of Shares or Units of Stock That Have Not Vested”, represents the number of RSUs which have not yet vested. The column, “Market Value of Shares or Units of Stock That Have Not Vested”, represents the number of RSUs that have not vested multiplied by the market value of our common stock as of December 31, 2006.

Options Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by our named executive officers as of December 31, 2006. No stock awards vested in 2006.

OPTIONS EXERCISES AND STOCK VESTED

NAME	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized On Vesting($)
Steven C. Francis	3,066,449	52,132,447	—	—
Susan R. Nowakowski	395,000	7,016,124	—	—
David C. Dreyer	0	0	—	—
Denise L. Jackson	90,441	993,001	—	—

Option Awards:

The “Number of Shares Acquired on Exercise” reflects the number of shares of our common stock that were acquired during 2006 by the named executive officers upon exercise of stock options previously granted to them. The “Value Realized on Exercise” reflects the aggregate market price of our common stock on the date of exercise less the option exercise price.

Mr. Francis co-founded the Company in 1985. He has served as a director since 1985 and continues to serve as Chairman of the Company’s Board of Directors. From 1985 through July 2006, Mr. Francis served in executive officer capacities including President, Chief Executive Officer and Executive Chairman. Prior to 2006, Mr. Francis had not exercised any of the stock options he had been granted during his twenty-year tenure with the Company.

Nonqualified Deferred Compensation

We maintain the 2005 Amended and Restated Executive Nonqualified Excess Plan which provides our executives with the opportunity to defer up to 80% of their base salary and 100% of their bonus. The executives are also permitted to defer the settlement date of their RSUs. We make discretionary matching contributions to the plan of 50% up to the first six percent of the executive’s cash compensation that vest incrementally so that the executive is fully vested in the match following five years of employment. All deferrals under the plan (other than deferrals of restricted stock units) are credited with earnings or losses based upon the executive’s selection of thirteen measurement funds which are all publicly traded mutual funds. Executives may change their selection of measurement funds on a daily basis. The thirteen measurement funds are: Gartmore GVIT Money Market; PIMCO VIT Real Return Portfolio; PIMCO VIT Total Return Portfolio; LASSO® Long and Short Strategic Opportunities®; T. Rowe Price Equity Income Portfolio; Dreyfus Stock Index; Oppenheimer VA Capital Appreciation; Goldman Sachs VIT Mid Cap Value; Van Kampen UIF Mid Cap Growth Portfolio; Royce Capital Small Cap Portfolio; Vanguard VIF Small Company Growth Portfolio; Oppenheimer VA Global Securities; and Dreyfus VIF International Value Portfolio.

Benefits under the plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the executive’s termination. Executives may also select at the time of deferral to be paid upon a change of control or a fixed distribution date which must be at least two years after the date of deferral. Payments under the plan are also payable if the executive experiences an unforeseen financial emergency. Any deferrals of RSUs are settled in shares upon a fixed date selected by the executives or upon a change in control.

The following table reflects contributions made by the named executive officers and the Company pursuant to the 2005 Amended and Restated Executive Nonqualified Excess Plan and aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Steven C. Francis	—	—	—	—	—
Susan R. Nowakowski	133,731	28,281	24,856	—	618,660
David C. Dreyer	64,124	16,772	7,552	—	94,656
Denise L. Jackson	5,181	2,590	7,383	—	154,228

The executive contributions are reported in the “Salary” column of the Summary Compensation Table. These salary amounts include deferred compensation for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of $133,731, $64,124, and $5,181 respectively. The Company’s matching contributions are reported in the “All Other Compensation” column of the Summary Compensation Table and include contributions for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson in the amounts of $28,281, $16,772, and $2,590 respectively.

Post-Employment Compensation Arrangements

POST-EMPLOYMENT COMPENSATION PAYMENTS

Name	Disability or Death ($)	Termination of Employment by Company for Other Than Cause; Termination of Employment by Company Without Cause or Relocation ($)	Termination of Employment by Employee for Good Reason ($)	Change of Control ($)
Susan R. Nowakowski	1,415,294	1,415,294	1,415,294	6,787,102
David C. Dreyer	—	510,997	—	3,165,966
Denise L. Jackson	—	370,397	—	1,860,651

Employment Agreements:

The Company is party to an employment agreement with Ms. Nowakowski dated May 4, 2005, which provides that she will serve as the Company’s President and Chief Executive Officer. She will receive a base salary of $500,000 per annum (increased annually at the discretion of the Committee), an annual bonus opportunity subject to meeting certain performance based criteria, and be eligible to participate in the Company’s stock option plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as to the Company’s other senior management. The term of Ms. Nowakowski’s employment agreement is through May 4, 2009, or until the Company terminates her employment or she resigns, if earlier. If not terminated prior to May 4, 2009, the agreement will automatically renew for additional one-year periods unless either party gives 120 days’ prior written notice of its intent not to renew.

Ms. Nowakowski’s employment agreement provides that she will receive severance benefits under four circumstances, which would trigger payment of the severance benefits: (1) in the event of her disability or death; (2) if the Company terminates her employment for any reason other than “cause”10; (3) if she terminates her employment for “good reason”11; or (4) in the event of a “change of control”12. In the event of her death or

[10]

“Cause” is defined in Ms. Nowakowski’s employment agreement as termination of employment by the Company due to the employee’s (i) commission of an act of fraud or embezzlement against the Company or any of its subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as an employee of the Company or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Company or its subsidiaries; (iv) willful failure to render services to the Company or any of its subsidiaries in accordance with employment, which amounts to a material neglect of duties to the Company and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice of such failure; or (v) a material breach of certain covenants in the employment agreement if not cured within 30 days after a written notice.

[11]

“Good Reason” is defined in the employment agreement as (i) a material breach by the Company of the employment agreement with the exception of certain provisions thereto or of the Non-Qualified Stock Option Agreement not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Nowakowski without her consent by the Company of duties materially and adversely inconsistent with her position, duties or responsibilities or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of the Company’s headquarters from San Diego, California of more than 50 miles without Ms. Nowakowski’s approval.

disability, the estimated benefits which Ms. Nowakowski or her estate, as applicable, would be entitled to total $1,415,294 assuming the triggering event took place on December 31, 2006. This amount is comprised of an immediate lump sum severance payment of two years of base salary totalling $1,100,000; her bonus for the year of termination of $302,500 (which represents 100% of target for year of termination); and twenty-four months of continued medical, life, dental and disability insurance benefits at an estimated cost of $12,794. In the event of her termination by the Company without cause, or if she resigns for good reason, the estimated severance benefits Ms. Nowakowski would be entitled to total $1,415,294 based upon severance equal to two times the sum of her base salary totaling $1,100,000, a bonus of $302,500 (with bonus being determined at 100% of target, for the year of such termination), payable over the two years following such termination, and $12,794 as benefits for her and her dependents. If, within one year following a “change of control”, Ms. Nowakowski is terminated without cause by the Company, or resigns for good reason, she would be entitled to the same estimated severance benefits above totaling approximately $1,415,294 in a lump sum severance payable as soon as reasonably practicable following such termination. In addition, any unvested shares of RSUs, unvested options or other equity-based compensation awards held by Ms. Nowakowski automatically shall become 100% vested upon any “change in control” (as defined in Ms. Nowakowski’s Stock Option Agreements and the Equity Plan), resulting in additional payment of $5,371,80813, for a total payout of $6,787,102.

Under some circumstances, amounts payable under Ms. Nowakowski’s employment agreement are subject to a full “gross-up” payment to make Ms. Nowakowski whole in the event that she is deemed to have received “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, payment of Ms. Nowakowski’s severance benefit may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Internal Revenue Code. The agreement requires the parties to enter into a release. Ms. Nowakowski’s employment agreement also contains a confidentiality agreement and a covenant not to solicit the Company’s employees during its term and for a period of two years thereafter.

[12]

“Change of Control” is defined in the employment agreement as the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or the acquisition by a Person other than an Excluded Person of at least thirty percent (30%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; the sale of all or substantially all of the business or assets of the Company; or the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s stockholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

[13]	The value of the unvested equity awards is based on the closing price as of December 31, 2006.

The Company was a party to an employment agreement, dated May 4, 2005, with Mr. Francis that provided that he would serve as Executive Chairman. The employment agreement provided potential post-termination benefits. Mr. Francis resigned his position as Executive Chairman on July 17, 2006, and no post-termination benefits were paid pursuant to the employment agreement.

Severance Agreements:

The Company is a party to executive severance agreements with Mr. Dreyer and Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006. The severance agreements provide that these individuals will receive severance benefits if the Company terminates their employment without “cause”14 or relocates their position to a locale beyond a 50 mile radius of the Company’s current corporate headquarters in San Diego, California. Benefits include cash payments over a twelve-month period equal to the executive’s annual salary, payment of a prorated portion of the performance period target bonus and reimbursement for the COBRA health coverage for the executive’s health insurance for that twelve-month period (or until the executive becomes eligible for comparable coverage under another employer’s health plans, if earlier). Assuming the triggering event took place on December 31, 2006, the last day of the Company’s fiscal year, for Mr. Dreyer, severance benefits payable in the event of a termination without “cause” would total approximately $510,997 which is comprised of salary of $348,000, target bonus of $156,600 and $6,397 reimbursement for health insurance premiums. Assuming the triggering event took place on December 31, 2006, the last day of the Company’s fiscal year, for Ms. Jackson, severance benefits payable in the event of a termination without “cause” would total approximately $370,397 which is comprised of salary of $260,000, target bonus of $104,000 and $6,397 reimbursement for health insurance premiums.

Payment of severance benefits may be accelerated to the extent necessary to ensure that all such payments are made no later than the March 1st of the year following the year in which the termination occurs, if necessary to comply with the requirements of Section 409A of the Internal Revenue Code. Each executive severance agreement contains a requirement that the executive execute a general release in favor of the Company as a condition to receiving the severance payments.

[14]

“Cause” is defined in Mr. Dreyer and Ms. Jackson’s severance agreement. “Cause” for termination of the Executive shall mean (a) Executive’s failure to perform in any material respect his duties as an employee of the Company, (b) violation of the Company’s Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and Principal Executive Officer, and/or Securities Trading Policy, (c) the engaging by Executive in willful misconduct or gross negligence which is injurious to the Company or any of its affiliates, monetarily or otherwise, (d) the commission by Executive of an act of fraud or embezzlement against the Company or any of its affiliates, or (e) the conviction of Executive of a crime which constitutes a felony or any lesser crime that involves Company property or a pleading of guilty or nolo contendere with respect to a crime which constitutes a felony or any lesser crime that involves Company property.

Equity Agreements

Pursuant to the terms of the equity award agreements with the Company’s executive officers, upon a change in control of the Company all unvested equity awards become vested and exercisable.15

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards[16] ($)	Option Awards[17] ($)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
R. Jeffrey Harris	62,500	[18]	24,147	78,077	—	—	—	164,724
William F. Miller III[19]	65,000		—	157,868	—	—	—	222,868
Andrew M. Stern[20]	60,000		—	157,868	—	—	—	217,868
Paul E. Weaver[21]	25,000		9,139	7,146	—	—	—	41,285
Douglas D. Wheat	50,000		24,147	130,369	—	—	—	204,516
Kenneth F. Yontz[22]	60,000		—	152,239	—	—	—	212,239

The Company pays non-employee directors an annual retainer of $50,000. The Chairman of the Audit Committee receives an additional annual retainer of $15,000, and the Chairman of the Corporate Governance Committee and the Chairman of the Compensation and Stock Plan Committee each receive an additional annual retainer of $10,000. All retainers are paid in semi-annual installments. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service. The Company does not have a program of automatic annual equity grants, but historically has granted equity awards in the form of stock options, RSUs or SARs to non-employee directors upon appointment or election to the Company’s Board of Directors, and periodically thereafter during the director’s term. Although discretionary, the Company anticipates that it will continue to grant equity awards to non-employee directors in accordance with historical practices and equity value levels. Non-employee directors are not eligible to participate in the Company’s Bonus Plan or the Deferred Compensation Plan.

When setting cash and equity compensation levels of directors for 2006, the Committee referenced survey data compiled from a number of sources, including information derived from an independent compensation consultant engaged by the Committee in 2005. The Company established a peer group from the healthcare services and business services industries. The director equity awards, although made on different dates since 2004 and through a variety of equity award vehicles, are intended to be at equivalent equity award levels for each director.

[15]

A change in control under the Company’s Equity Plan is the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance). A change of control under the Company’s Stock Option Plan is deemed to occur upon: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or the acquisition by a Person other than an Excluded Person of at least thirty percent (30%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, if at such time the Excluded Persons in the aggregate own a lesser percentage of such securities than the Person making such acquisition of such securities; (ii) the dissolution or liquidation of the Company; (iii) the sale of all or substantially all of the business or assets of the Company; or (iv) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s shareholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

[16]

The Stock Awards column reflects the compensation expense recorded by the Company in 2006 in accordance with FAS 123R with respect to the equity awards granted in 2006. No stock awards were made prior to 2006. As of December 31, 2006, Mr. Harris had 5,555 RSUs outstanding for which the full value as of the date of the grant is $100,157; Mr. Weaver had 2,777 RSUs outstanding for which the full value as of the date of the grant is $59,567 and Mr. Wheat had 5,555 RSUs outstanding for which the full value as of the date of the grant is $100,157.

[17]

The Options Awards column reflects the compensation expense recorded by the Company in 2006 in accordance with FAS 123R with respect to stock options and SARs. See the footnotes to the Company’s Consolidated Financial Statements reported in the Company’s Form 10-K for fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards during the fiscal year 2006. Prior to 2006, directors were awarded stock options to purchase shares of the Company’s common stock. In 2006, directors were granted SARs rather than options. As of December 31, 2006, Mr. Harris had 10,000 stock options and 4,445 SARs outstanding. The SARs full value of Mr. Harris as of the date of the grant is $35,649. Mr. Miller had 75,000 stock options outstanding. Mr. Stern had 75,000 stock options outstanding. Mr. Weaver had 2,222 SARs outstanding for which the full value as of the date of the grant is $15,526. Mr. Wheat had 20,000 stock options and 4,445 SARs outstanding. The full value of Mr. Wheat’s SARs as of the date of the grant is $35,649. Mr. Yontz had 60,000 stock options outstanding.

[18]	Mr. Harris received $50,000 as an annual retainer for serving as a Director in 2006 and $12,500 as a pro-rated retainer for serving as a Director in 2005.

[19]	Mr. Miller is Chairman of the Company’s Audit Committee.

[20]	Mr. Stern is Chairman of the Company’s Corporate Governance Committee.

[21]

Mr. Weaver was elected to the Company’s Board of Directors on July 17, 2006. He received prorated cash compensation of $25,000 for his service as a director of the Company from July 17, 2006 through December 31, 2006.

[22]	Mr. Yontz is Chairman of the Company’s Compensation and Stock Plan Committee.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. In giving the Audit Committee’s recommendation to the Board of Directors, they have relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the New York Stock Exchange Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; (ii) management’s assessment of the effectiveness of internal control over financial reporting; and (iii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG the firm’s independence from the Company and its management. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee Members

William F. Miller III

R. Jeffrey Harris

Paul E. Weaver

PROPOSAL 2:

APPROVAL OF THE COMPANY’S EQUITY PLAN AS AMENDED AND RESTATED

The Equity Plan was approved by the Company’s stockholders on April 12, 2006. As of December 31, 2006, 766,025 shares of our common stock were authorized for grant under the Equity Plan, and equity awards representing 625,967 shares of common stock were outstanding. As of December 31, 2006, 140,058 shares of common stock (plus any additional shares forfeited under the Company’s Stock Option Plan, as defined in the Equity Plan, after December 31, 2006) are authorized and available for future grant under the Equity Plan.

The Board of Directors determined on February 6, 2007, subject to approval of the stockholders, to increase the total number of shares of common stock authorized for issuance under the Equity Plan from 766,025 (plus shares forfeited under the Company’s Stock Option Plan after December 31, 2006) to 3,766,025 (plus shares forfeited under the Company’s Stock Option Plan after December 31, 2006). The Board of Directors believes this amendment and restatement will continue to allow the Company to attract and retain the services of key employees and directors. Failure of the stockholders to approve the Equity Plan, as amended and restated, will not invalidate the equity awards granted under the Equity Plan prior to the stockholders meeting on April 18, 2007. However, the increased number of equity awards to be authorized for issuance under the Equity Plan will not be available for granting future awards under the Equity Plan unless and until approved by stockholders.

For the past three years, the Company has granted equity awards to its directors, officers and key employees covering the following number of shares of common stock: 1,079,000, 986,750 and 648,277 in 2004, 2005 and 2006 respectively. The Company’s share price on December 31, 2004, December 31, 2005, and December 31, 2006 was $15.91, $19.78 and $27.54, respectively. The Company’s share price has appreciated 73% from December 31, 2004 to December 31, 2006 and 39% from December 31, 2005 to December 31, 2006.

The Board of Directors believes that equity awards are an important element of the executive officers’ compensation. Equity awards incentivize management to have a longer term perspective in supporting our growth strategy and meeting our financial objectives on a sustained basis to provide longer-term returns to our stockholders.

The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the plan with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The material features of the Equity Plan, as amended and restated, are:

•

The maximum number of shares reserved and available for issuance is increased from 766,025 (which represents the original authorized number of 723,275, as increased by shares forfeited under the Company’s Stock Option Plan between March 10, 2006 and December 31, 2006) to 3,766,025, plus any shares underlying the Stock Option Plan that are forfeited, cancelled or are terminated (other than by exercise) after December 31, 2006;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, unrestricted stock and restricted stock units is permitted;

•

The grant of any full value award, i.e. an award other than an option or a stock appreciation right shall be deemed, for purposes of determining the number of shares available for issuance, as an award of 1.85 shares of stock for each such share actually subject to the award. The grant of an option or a stock appreciation right shall be deemed, for purposes of determining the number of shares available for issuance, as an award of one share of stock for each such share actually subject to the award;

•	Minimum vesting periods for grants of restricted stock and restricted stock units are required;

•	Any material amendment (other than an amendment that curtails the scope of the Equity Plan) is subject to approval by the Company’s stockholders; and

•

The Equity Plan will be administered by the Compensation and Stock Plan Committee of the Board. The Compensation and Stock Plan Committee, in its discretion, may grant a variety of incentive awards based on the common stock of the Company.

Based solely on the closing price of the Company’s common stock of $21.93 as reported on the New York Stock Exchange on March 9, 2007 and the maximum number of shares that would have been available for awards as of such date (including awards actually issued, and assuming that no outstanding awards under the Stock Option Plan are forfeited, cancelled or terminated (other than by exercise) after December 31, 2006), the maximum aggregate market value of the shares that could potentially be issued under the Equity Plan is $16,798,928. The shares issued by the Company under the Equity Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the Equity Plan or the Company’s Stock Option Plan are added back to the shares available for issuance under the Equity Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Equity Plan. In addition, upon exercise of any stock appreciation rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the Equity Plan.

To ensure that certain awards granted under the Equity Plan, including awards of restricted stock and restricted stock units, to a “Covered Employee” (as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Equity Plan provides that the Compensation and Stock Plan Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria, described as such criteria relating to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the relevant participant is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) stockholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; and (xxii) revenue. The Compensation and Stock Plan Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or restricted stock units (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares for any performance cycle, and options or stock appreciation rights with respect to no more than 500,000 shares may be granted to any one individual during any calendar year period.

Summary of the Equity Plan

The following description of certain features of the Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Plan that is attached hereto as Exhibit 1.

Plan Administration.    The Compensation and Stock Plan Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Plan. The Compensation and Stock Plan Committee may delegate to the CEO of the Company the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants.    Persons eligible to participate in the Equity Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation and Stock Plan Committee. Approximately 120 individuals are currently eligible to participate in the Equity Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options.    The Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation and Stock Plan Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 250,000 shares.

The term of each option will be fixed by the Compensation and Stock Plan Committee and may not exceed ten years from the date of grant. The Compensation and Stock Plan Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation and Stock Plan Committee. Options may be exercised in whole or in part with written notice to the Company.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation and Stock Plan Committee, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation and Stock Plan Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation and Stock Plan Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable.

Restricted Stock.    The Compensation and Stock Plan Committee may award shares to participants subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units.    The Compensation and Stock Plan Committee may award restricted stock units as deferred stock awards to participants. Restricted stock units are ultimately payable in the form of shares and may be subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation and Stock Plan Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation and Stock Plan Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award.

Unrestricted Stock.    The Compensation and Stock Plan Committee may grant shares (at no cost or for a purchase price determined by the Committee) that are free from any restrictions under the Equity Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Effect of Awards.    The grant of any full value award, i.e. an award other than an option or a stock appreciation right, shall be deemed for purposes of determining the number of shares available for issuance as an Award of 1.85 shares of stock for each such share actually subject to the award. The grant of an option or a stock appreciation right shall be deemed, for purposes of determining the number of shares available for issuance, as an award of one share of stock for each such share actually subject to the award.

Tax Withholding.    Participants in the Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation and Stock Plan Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Change in Control Provisions.    The Equity Plan provides that in the event of a sale event (as defined in the Equity Plan) resulting in a change in control of the Company, all stock options and stock appreciation rights will automatically become fully exercisable and conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived, except as the Committee may otherwise provide in the relevant award agreement. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Committee’s discretion. In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Equity Plan and the Compensation and Stock Plan Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of the Equity Plan, or materially change the method of determining the fair market value of the Company’s common stock, will be subject to approval by stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Compensation and Stock Plan Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, the Compensation and Stock Plan Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Equity Plan. It does not describe all federal tax consequences under the Equity Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock

Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Equity Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Equity Plan is structured to allow grants to qualify as performance-based compensation.

Vote Required

The vote required for the approval of the Equity Plan as amended and restated is the affirmative vote of a majority of the voting power cast (in person or by proxy) and entitled to vote on this proposal. An abstention from voting on the proposal will have the effect of a “no” vote.

Under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.” In addition, in accordance with the NYSE rules, a majority of the outstanding shares must cast a vote on this proposal and the affirmative votes must constitute at least a majority of the quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMN HEALTHCARE EQUITY PLAN AS AMENDED AND RESTATED.

Equity Compensation Plan Information at December 31, 2006

The following table sets forth information as of December 31, 2006 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding equity awards	Weighted-average exercise price of outstanding equity awards ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,219,274	14.66	140,058	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,219,274		140,058

(1)	Includes options, SARs, and RSUs. Includes amounts from the 1999 Performance Stock Option Plan and the 1999 Super-Performance Stock Option Plan adopted by the stockholders prior to the Company’s initial public offering.

(2)	140,058 plus any shares underlying the Stock Option Plan that are forfeited, cancelled or are terminated after December 31, 2006.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 6, 2007, upon the recommendation of the Audit Committee, the Company’s Board of Directors selected KPMG to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. The Board of Directors proposes and recommends that the stockholders ratify this selection.

Vote Required

The vote required for the ratification of the selection of KPMG is the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote on such ratification, provided that a quorum is present at the Annual Meeting. An abstention from voting on the proposal will have the effect of a “no” vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes options and warrants which are exercisable within 60 days following the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Eastbourne Capital Management L.L.C (1)	3,662,453	10.6%
FMR Corp. (2)	3,121,100	9.0%
Steven C. Francis (3)	423,200	1.2%
Susan R. Nowakowski (4)	243,977	*
William F. Miller III (5)	193,640	*
Kenneth F. Yontz (6)	165,000	*
David C. Dreyer (7)	87,441	*
Andrew M. Stern (8)	55,500	*
Douglas D. Wheat (9)	41,615	*
Denise L. Jackson (10)	33,598	*
R. Jeffrey Harris (11)	18,778	*
Paul E. Weaver	—	—
All directors, director nominees and executive officers as a group	1,262,749	3.6%

*	Less than 1%

(1)	Eastbourne Capital Management L.L.C.’s address is 1101 Fifth Avenue, Suite 160, San Rafael, CA 94901.

(2)	FMR Corp.’s address is 82 Devonshire Street, Boston, MA 02109.

(3)	Includes 100 shares owned directly by Mr. Francis; 214,422 shares owned by the Francis Family Trust dated May 24, 1996, as amended. Mr. Francis and his wife, Gayle Francis, are each Trustees of such trust. As a result, he has investment power over these shares and is therefore deemed to have beneficial ownership of these shares. Includes 2,400 shares owned as custodian and equity awards for 206,278 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(4)	Includes 300 shares owned directly by Ms. Nowakowski and equity awards for 243,677 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(5)	Includes 138,640 shares owned directly by Mr. Miller and equity awards for 55,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(6)	Includes 125,000 shares owned directly by Mr. Yontz and equity awards for 40,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(7)	Includes equity awards for 87,441 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(8)	Includes 500 shares owned directly by Mr. Stern and equity awards for 55,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(9)	Includes 15,337 shares owned directly by Mr. Wheat and equity awards for 26,278 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(10)	Includes equity awards for 33,598 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(11)	Includes 2,500 shares owned directly by Mr. Harris and equity awards for 16,278 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG served as the Company’s principal independent registered public accounting firm for 2006. Representatives from KPMG will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The fees paid or accrued for audit services and the fees paid for audit related, tax and all other services rendered by KPMG for each of the last two years are as follows:

Audit Fees:    KPMG billed $1,460,000 and $2,045,000 for audit fees in 2006 and 2005, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) the Company’s consolidated financial statements; (ii) management’s assessment of the effectiveness of internal control over financial reporting; (iii) the effectiveness of internal control over financial reporting; (iv) reviews of the interim consolidated financial statements included in quarterly reports, and (v) fees for SEC registration statement services. In 2005, audit fees also included $867,000 in additional audit fees related to The MHA Group, Inc. acquisition.

Audit-Related Fees:    KPMG billed $2,000 and $1,500 for audit-related services in 2006 and 2005 respectively. Audit-related fees consist principally of a subscription to an on-line research tool licensed from the independent registered public accounting firm.

Tax Fees:    KPMG did not render any tax services in 2006 and 2005.

All Other Fees:    KPMG did not render any other services in 2006 and 2005.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2006, the Audit Committee pre-approved all audit-related, tax and other fees billed by KPMG prior to the engagement.

OTHER MATTERS

Stockholder Proposals for the 2008 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders. Any stockholder who desires to bring a proposal at the Company’s 2008 Annual Meeting of Stockholders without including such proposal in the Company’s proxy statement must deliver written notice thereof to the Secretary of the Company not before November 6, 2007 and not later than January 15, 2008. Stockholder proposals intended to be included in the 2008 proxy statement must be received by the Company no later than November 16, 2007 and otherwise comply with the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

If a stockholder proposal is not properly submitted for inclusion in the 2008 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of the Company’s by-laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2008 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of the Company’s Annual Report including the financial statements and the financial statement schedules included in the Company’s annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2006 and certain exhibits thereto. Stockholders may request additional copies in writing at the following address:

AMN Healthcare Services, Inc.
Attention:	Denise L. Jackson
Senior Vice President, General Counsel and Secretary
12400 High Bluff Drive, Suite 100
San Diego, California 92130

In the event that the exhibits to the annual report on Form 10-K are requested, a fee may be charged for reproduction of such exhibits.

Other Business

As of the date of this proxy statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described in this proxy statement. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

EXHIBIT 1 EQUITY PLAN

AMN HEALTHCARE EQUITY PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the AMN Healthcare Equity Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of AMN Healthcare Services, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Company’s Stock Option Plan” means the stock option plan adopted by the Company’s shareholders, dated July 24, 2001, as amended, from which, effective April 12, 2006, the Company is no longer authorized to make grants.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved as available for issuance under the Plan shall be equal to 3,766,025 (which represents the original authorized number of 723,275, as increased by shares forfeited, canceled or terminated other than by exercise under the Company’s Stock Option Plan between March 10, 2006 and December 31, 2006, and an additional 3,000,000 shares authorized under this amended and restated Equity Plan), plus the number of shares of Stock underlying any grants under the Company’s Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) after December 31, 2006. For purposes of this limitation, the shares of Stock underlying any Awards granted under this Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In addition, no more than 250,000 shares of Stock may be issued pursuant to the Plan as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards in a proportionate manner to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other similar event to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of a Stock Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

(e) Effect of Awards. The grant of any full value Award, i.e. an Award other than an Option or a Stock Appreciation Right, shall be deemed for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of 1.85 shares of Stock for each such share actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of one share of Stock for each such share actually subject to the Award.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its discretion.

SECTION 5.	STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) No Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Covered Employee is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; or (xxii) revenue.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum performance-based award payable to any one Covered Employee under the Plan for a performance cycle is 500,000 shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than 100 percent of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(1) of the Code and regulations promulgated thereunder), exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 16.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 18.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 6, 2007

DATE APPROVED BY STOCKHOLDERS:

AMN HEALTHCARE SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 18, 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Steven C. Francis and William F. Miller III, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN Healthcare Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 18, 2007 at 8:30 a.m. at the Company’s headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130, or at any adjournment or adjournments thereof, with all powers which the undersigned would possess if personally present.

1.      Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified:

	FOR	AGAINST	WITHHOLD AUTHORITY

Steven C. Francis

Susan R. Nowakowski

R. Jeffrey Harris

William F. Miller III

Andrew M. Stern

Paul E. Weaver

Douglas D. Wheat

2.	Approval of the Company’s Equity Plan:

FOR	AGAINST	ABSTAIN

3.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007:

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR electing each of the seven (7) nominees to the Board of Directors, FOR the approval of the Company’s Equity Plan and FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Please sign exactly as your name appears on the mailing label. When joint tenants hold shares, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporate name by the president or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated: , 2007

Signature

Signature, if held jointly

Title, if signing as attorney, executor, administrator, trustee or guardian

Name (Print)

Number of shares of Common Stock owned

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY BY USING THE ENCLOSED ENVELOPE